UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 20, 2005, Wolverine Tube, Inc. (the “Company”) finalized a real property purchase and sale agreement to sell its production facility located in Jackson, Tennessee. The sales price is $2.4 million with a closing date set for December 29, 2005. After the closing date, the Company will continue to operate in the Jackson facility under a lease arrangement. The Company initiated this transaction in order to derive cash from underutilized floor space at the location.

The Company estimates that aggregate expenses and charges of approximately $1.7 million will be incurred in the fourth quarter of 2005 in connection with the sale transaction. Included in this estimate are non-cash charges of approximately $1.6 million in long-lived asset impairment charges relating to the write-down of the carrying value of the property to the sales price, as well as cash expenditures of approximately $120,000 in closing costs. The Company does not expect that this transaction will result in additional future cash expenditures.

Item 2.06 Material Impairments.

As discussed in Item 2.05 above, in connection with entering into the sale transaction, on December 20, 2005, the Company determined to recognize an impairment charge of approximately $1.7 million, $1.6 million of which is non-cash, in the fourth quarter of 2005, to write down the carrying value of the Jackson property to the sales price. The information included in Item 2.05 of this report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 22, 2005, the Company issued a press release announcing the sale of the Jackson, Tennessee facility. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired – Not Applicable

(b)	Pro forma financial information – Not Applicable

(c)	Exhibits

Exhibit No.	Description

99.1	Press release, dated December 22, 2005, issued by Wolverine Tube, Inc. announcing the sale of the Company's Jackson, Tennessee facility.

* * * * * *

This Current Report on Form 8-K includes forward-looking statements, made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding the sale of the Company’s Jackson facility and estimates of charges and expenses related to that transaction. Such statements are based on current expectations and estimates, as well as management’s beliefs and assumptions about the Company’s business and other information currently available. These forward-looking statements are subject to various risks and uncertainties (including those described under the section entitled “Forward-Looking Statements” in the press release attached hereto as Exhibit 99.1, which section is incorporated herein by reference) that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: December 23, 2005

WOLVERINE TUBE, INC.

By: /s/	JAMES E. DEASON

James E. Deason

Senior Vice President, Chief

Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 22, 2005, issued by Wolverine Tube, Inc. announcing the sale of the Company's Jackson, Tennessee facility.